UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005 (February 4, 2005)

PEOPLES ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 East Randolph Drive, 24th Floor Chicago, Illinois	60601-6207
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (312) 240-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2005, the Board of Directors of Peoples Energy Corporation amended the by-laws of the company effective as of February 4, 2005. Section 3.6 of the by-laws, which relates to the Executive Committee of the Board, was amended so as to provide that the Executive Committee (i) consists of the Chairman of the Board (who shall be the Chair of the committee), the Lead Director and such other members as the Board may appoint, with the Lead Director being the Vice Chair of the committee, (ii) have such powers as the Board delegates to it, except powers which cannot be delegated to the Executive Committee under Illinois law, and (iii) may meet at any place whenever required by a member of the committee. Prior to this amendment, Section 3.6 of the by-laws provided that the Executive Committee (i) consisted of the Chairman of the Board and each of the nonmanagement directors, with the Chairman of the Board selecting a Vice Chairman of the committee, subject to the approval of the Board, (ii) had, in the recess of the Board, all powers of the Board, except those powers which could not be exercised by the Executive Committee under Illinois law, (iii) keep a record of its proceeding and report the same to the Board, and (iv) could meet at any place whenever required by a member of the committee and could act by the consent of a majority of its members, although not formally convened. A copy of the amended by-laws is attached to this Form 8-K as Exhibit 3.

Item 8.01 Other Events

The Board of Directors and its Audit Committee have decided that beginning with the annual meeting of shareholders to be held in February 2006, ratification of the company's independent auditors will be submitted to a vote of shareholders.

9.01 Financial Statements and Exhibits

(c) Exhibits

The following is furnished as an exhibit to this report.

Exhibit
Number	Description
3	By-laws as amended February 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

Date: February 10, 2005	By: /s/ THOMAS A. NARDI
Thomas A. Nardi
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
3	By-laws as amended February 4, 2005.